UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 22, 2014

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33554	76-0168604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900, Houston TX 77002
(Address of principal executive offices) (Zip Code)

(713) 335-5151
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2014, PROS Holdings, Inc. ("PROS") held its annual meeting of stockholders. At the annual meeting, PROS stockholders:

(i)	elected three directors for a three year term expiring 2017;

(ii)	ratified the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(iii)	approved, by non-binding advisory vote, the executive compensation.

A total of 24,862,483 shares of common stock were present in person or by proxy at the meeting, representing approximately 86% of the voting power of PROS entitled to vote.

 The nominees for directors were elected based upon the following votes:

	Votes		Broker
Name	For	Withheld	Non-votes
Greg B. Petersen	19,915,969	3,758,639	1,187,875
Timothy V. Williams	19,920,544	3,754,064	1,187,875
Mariette M. Woestemeyer	21,388,308	2,286,300	1,187,875

William Russell and Ellen Keszler continued their terms as Class II directors with terms expiring in 2015. Andres D. Reiner and Ronald F. Woestemeyer continued their terms as Class III directors with terms expiring in 2016.

Ratification of PricewaterhouseCoopers LLP as PROS independent registered public accounting firm was approved as follows:

Votes			Broker
For	Against	Abstain	non-votes
24,570,953	291,506	24	—

Approval, by non-binding advisory vote, of executive compensation:

Votes			Broker
For	Against	Abstain	non-votes
23,503,510	166,644	4,454	1,187,875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: June 5, 2014
/s/ Damian W. Olthoff
Damian W. Olthoff
General Counsel and Secretary